UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2020

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 5, 2020, Karyopharm Therapeutics Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Open Market Sale AgreementSM, dated August 17, 2018 (the “Sale Agreement”), with Jefferies LLC, as agent (“Jefferies”), pursuant to which the Company increased the maximum aggregate offering price of shares of its common stock, $0.0001 par value per share (the “Shares”), that it may issue and sell from time to time through Jefferies, by $100,000,000 (the “Additional Shares”), from $75,000,000 to up to $175,000,000 (the “Offering”). Also, on May 5, 2020, the Company is filing a prospectus supplement with the Securities and Exchange Commission in connection with the Offering of the Additional Shares under an existing shelf registration statement, which became effective upon filing on February 26, 2020 (File No. 333-236639).

Upon delivery of a placement notice and subject to the terms and conditions of the Sale Agreement, as amended, Jefferies may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sale Agreement, as amended, but it has no obligation to sell any of the Shares in the Offering.

The Company or Jefferies may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. Jefferies will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The Company has agreed to pay Jefferies commissions for its services in acting as agent in the sale of the Shares in the amount of up to 3.0% of gross proceeds from the sale of the Shares pursuant to the Sale Agreement, as amended. The Company has also agreed to provide Jefferies with customary indemnification and contribution rights.

The foregoing description of the material terms of the Sale Agreement, as amended by the Amendment, is qualified in its entirety by reference to the full texts of each of the Sale Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2018 and is incorporated herein by reference, and the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Additional Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares are registered pursuant to separate shelf Registration Statements on Form S-3 (File No. 333-226038 and File No. 333-236639), and offerings for the Shares will be made only by means of a prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

10.1	Amendment No. 1 to the Open Market Sale Agreement, by and between the Company and Jefferies LLC, dated May 5, 2020.

10.2

Open Market Sale Agreement, by and between the Company and Jefferies LLC, dated August 17, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36167), filed August 17, 2018).

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	KARYOPHARM THERAPEUTICS INC.

	By:	/s/ Christopher B. Primiano
Christopher B. Primiano Executive Vice President, Chief Business Officer, General Counsel and Secretary